Exhibit 99.1

Bruker AXS Announces Acquisition of Hand-held XRF Company

BILLERICA, Mass. — July 20th, 2006 — Bruker AXS Inc. today announces that it has acquired all of the shares of privately-held KeyMaster Technologies Inc. from KeyMaster’s previous majority shareholder Advent International and other shareholders.  The share purchase agreement for KeyMaster was signed and the transaction was closed simultaneously on July 18, 2006.

KeyMaster Technologies, located in Kennewick, Washington, develops and manufactures portable hand-held X-ray fluorescence (XRF) systems for numerous applications, including:

•                  metals and alloy analysis used in various metal processing industries, including automotive, scrap sorting, and others,

•                  Positive Material Identification (PMI) required for example in the aerospace and power industries,

•                  Restrictions of Hazardous Substances (RoHS) analysis required under European regulations,

•                  environmental metals-in-soil or lead-in-paint (LiP) analysis,

•                  art, museum and archaeological analysis, and

•                  elemental taggant analysis for tracing of origin and security applications.

The hand-held XRF market has been the fastest growing market segment in X-ray analysis in recent years, with an estimated total market size of $90 million in 2005.

As a new Bruker AXS subsidiary, KeyMaster will remain in its current location, and will continue under its current name and management team in order to provide leading hand-held XRF systems and cutting-edge, miniaturized, light-weight X-ray technologies both to KeyMaster’s present OEM customers, as well as to Bruker AXS.

John Landefeld, President of KeyMaster, stated: “We are very pleased that Bruker AXS has acquired our company, and our team is excited to get access to considerable additional resources within Bruker AXS.  This acquisition by a highly respected major X-ray analysis company further validates KeyMaster’s unique technology, and we expect numerous technological and applications synergies with Bruker AXS.”

Frank Laukien, President of Bruker AXS, commented: “We cordially welcome the excellent KeyMaster team.  After careful exploration, we have decided that Keymaster is the best partner for us to enter the rapidly growing hand-held XRF market.  We are very pleased with KeyMaster’s innovative and versatile, yet robust technology to serve this market both via OEM partners as well as via our own applications and market expertise.  The KeyMaster technology is perfectly complementary to our existing X-ray analysis portfolio, and will be an enabling technology to pursue new miniaturized analytical solutions, particularly in fast-growing industrial applications.”

ABOUT BRUKER BIOSCIENCES (NASDAQ: BRKR)
Bruker BioSciences Corporation in Billerica, Massachusetts is the parent company of Bruker AXS Inc., Bruker Daltonics Inc. and Bruker Optics, Inc.  Bruker AXS is a leading developer and provider of life science, materials research and industrial X-ray analysis tools.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry, and also offers a broad line of nuclear, biological and chemical (NBC) detection products for homeland security.  Bruker Optics is a leading developer, manufacturer and provider of research, analytical and process analysis instruments and solutions based on infrared and Raman molecular spectroscopy technology.  For more information, please visit www.bruker-biosciences.com

ABOUT ADVENT INTERNATIONAL
Advent International is one of the world’s leading private equity firms, with over $10 billion in cumulative capital raised and offices in 14 countries across Western and Central Europe, North America, Latin America and Asia Pacific. Since its founding in 1984, Advent has invested in over 500 companies and has helped businesses raise well over $10 billion through public equity and debt offerings. These include over 130 IPOs on major stock exchanges worldwide. Advent is committed to helping management teams build successful businesses by applying its industry expertise, international resources and local market knowledge. For more information, visit www.adventinternational.com

CAUTIONARY STATEMENT OF BRUKER BIOSCIENCES
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K, our most recent quarterly reports on Form 10-Q, and our current reports on Form 8-K.  We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email:ir@bruker-biosciences.com